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                                 BROADWING INC.

                 DEFERRED COMPENSATON PLAN FOR OUTSIDE DIRECTORS

                (As amended and restated effective July 24, 2000)

1.       NAME OF PLAN; PREDECESSOR PLAN

         1.1 NAME. The plan set forth herein shall be known as the Broadwing Inc. Deferred Compensation Plan for Outside Directors (the "Plan").

         1.2 PREDECESSOR PLAN. The Plan is intended to amend and supersede the plan that was named the Cincinnati Bell Inc. Deferred Compensation Plan for Non-Employee Directors and all predecessor versions of such plan (the "Predecessor Plan") effective as of July 24, 2000. For all purposes hereof, any reference to the Plan contained herein refers to the Plan both as amended and restated by this document and to the Predecessor Plan as it was in effect prior to July 24, 2000.

2.       GENERAL DEFINITIONS; GENDER AND NUMBER

         2.1 GENERAL DEFINITIONS. For purposes of the Plan, the following terms shall have the meanings hereinafter set forth unless the context otherwise requires:

                  2.1.1 "Account" shall mean the Account established for an Outside Director under Section 4.1.

                  2.1.2 "Board " shall mean the Board of Directors of the Company.

                  2.1.3 "Beneficiary" shall mean the person or entity designated by a Participant, on forms furnished and in the manner prescribed by the Committee, to receive any benefit payable under the Plan after the Participant's death. If a Participant fails to designate a beneficiary or if, for any reason, such designation is not effective, the Participant's "Beneficiary" shall be the Participant's surviving spouse or, if none, the Participant's estate.

                  2.1.4 "Broadwing Shares" shall mean common shares of the Company.

                  2.1.5 "Committee" shall mean the Compensation Committee of the Board

                  2.1.6 "Company" shall mean Broadwing Inc. (or, for any period prior to April 20, 2000, Cincinnati Bell Inc.).

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                  2.1.7    "Credited Service" shall mean active service as an
                           Outside Director, including service as an Outside Director prior to the original effective date of the Plan. One year of Credited Service shall be given for each twelve full months of Credited Service, whether or not consecutive. A fraction of a year of Credited Service shall be rounded up or down to the nearest whole year.

                  2.1.8 "Other Fee" shall mean any fee for Outside Directors established by the Board for attending Board or committee meetings or for serving as a chair of a Board committee, but shall not include the Retainer or expense reimbursements.

                  2.1.9 "Other Fee Payment Date" shall mean the date on which any Other Fee is payable to an Outside Director.

                  2.1.10 "Outside Director" shall mean any member of the Board who is not an employee of the Company, but shall not include any person serving as Director Emeritus.

                  2.1.11 "Participant" shall mean a person who has served as an Outside Director on or after the original effective date of the Plan and whose Account has not been fully paid or forfeited, as the case may be.

                  2.1.12 "Retainer" shall mean the annual fee for Outside Directors established by the Board, but shall not include meeting fees, fees for serving as a chair of a Board committee or expense reimbursements.

                  2.1.13 "Retainer Payment Date" shall mean the quarterly dates on which the Outside Directors' Retainer is paid.

                  2.1.14 "Retirement Plan" shall mean the Company's Retirement Plan for Outside Directors.

                  2.1.15 "Valuation Date" means the last day of each calendar year and the date as of which any payment is to be made under the Plan.

         2.2 GENDER AND NUMBER. For purposes of the Plan, words used in any gender shall include all other genders, words used in the singular form shall include the plural form, and words used in the plural form shall include the singular form, as the context may require.

3.       DEFERRALS

         3.1 ELECTION OF DEFERRALS. Subject to such rules as the Committee may prescribe, an Outside Director may elect to defer up to 100% of the Outside Director's Retainer and/or Other Fees for any calendar year by completing a deferral form and filing such form with the


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Committee prior to January 1 of such calendar year (or such earlier date as may be prescribed by the Committee). Notwithstanding the foregoing, if an Outside Director first becomes an Outside Director after the first day of a calendar year, such Outside Director may elect to defer up to 100% of the Outside Director's Retainer and/or Other Fees for the remainder of the calendar year by completing and signing a deferral form provided by the Committee and filing such form with the Committee within 30 days of the date on which the Outside Director first becomes an Outside Director. Any election under the preceding sentence shall be effective as of the first Retainer Date or Other Fee Payment Date, as the case may be, after the date the election is filed.

         3.2 CHANGING DEFERRALS. Subject to such rules as the Committee may prescribe, an Outside Director who has elected to defer a portion or all of any Retainer and/or Other Fee may change the amount of the deferral from one permissible amount to another, effective as of any January 1, by completing and signing a new deferral form and filing such form with the Committee prior to such January 1 (or such earlier date as may be prescribed by the Committee).

4.       MAINTENANCE AND VALUATION OF ACCOUNTS

         4.1 DEFERRED COMPENSATION ACCOUNTS. A separate bookkeeping Account shall be established for each Outside Director which shall reflect all amounts credited to the Outside Director's Account under this Section 4.1 and the assumed investment of those amounts.

                  4.1.1 On each Retainer Payment Date and Other Fee Payment Date after December 31, 1996, there shall be credited to each Outside Director's Account the amount of the Retainer or Other Fee which the Outside Director elected or elects to defer under Section 3.1. Amounts credited to the Outside Director's Account under this
                           Section 4.1.1 shall be assumed to be invested exclusively in Cash Equivalents.

                  4.1.2 In the case of an Outside Director who was participating in or had an account under the Predecessor Plan immediately prior to December 31, 1996, the balance then credited to the Outside Director's account under the Predecessor Plan shall be credited to the Outside Director's Account under this Plan as of December 31, 1996. Amounts credited to the Outside Director's Account under this Section
                           4.1.2 shall be assumed to be invested exclusively in Cash Equivalents.

                  4.1.3 In the case of an Outside Director who was participating in the Retirement Plan on July 1, 1996, an amount equal to the present value of the Outside Director's accrued benefit under the Retirement Plan as of December 31, 1996 (as determined by the Board) shall be credited to the Outside Director's Account under this Plan as of December 31, 1996. Amounts credited to an Outside Director's Account under this
                           Section 4.1.3 shall be assumed to be invested exclusively in Broadwing Shares. For purposes of this
                           Section 4.1.3, each Outside Director who was an Outside Director on


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                           July 1, 1996 shall be deemed to have been
                           participating in the Retirement Plan on that date.

                  4.1.4 As of the first business day of 1999, there shall be credited to the Account of each person who is an Outside Director on such day an amount equal to the value on such day of the number of Broadwing Shares that are produced by multiplying 500 Broadwing Shares by a fraction having a numerator equal to the sum of the average of the high and low sale prices on the New York Stock Exchange of a Broadwing Share for January 4, 1999 and the average of the high and low sale prices on the New York Stock Exchange of a common share of Convergys Corporation (for purposes of this Plan, a "Convergys Share") for January 4, 1999 and a denominator equal to the average of the high and low sale prices on the New York Stock Exchange of a Broadwing Share for January 4, 1999. Amounts credited to any Outside Director's Account under this Section 4.1.4 shall be assumed to be invested exclusively in Broadwing Shares.

                  4.1.5 As of the first business day of 2000 and each subsequent calendar year, there shall be credited to the Account of each person who is an Outside Director on such day an amount equal to the value on such day of 1,500 Broadwing Shares. Amounts credited to an Outside Director's Account under this Section 4.1.5 shall be assumed to be invested exclusively in Broadwing Shares.

                  4.1.6 As of January 4, 1999, there shall be credited to the Account of each person who is an Outside Director on such date an amount equal to the value on such date of the number of Broadwing Shares that are produced by dividing $100,000 (or, in the case of the Outside Director who is the Chairman of the Board on January 4, 1999, $200,000) by the product of 0.88 (a factor to reflect the forfeiture provisions noted below in this Section 4.1.6) and the average of the high and low sale prices on the New York Stock Exchange of a Broadwing Share for January 4, 1999. Amounts credited to an Outside Director's Account under this Section
                           4.1.6 shall be assumed to be invested exclusively in Broadwing Shares. Notwithstanding the foregoing, the amount credited to the Account of any Outside Director under this Section 4.1.6 (and all other assumed investment credits under Section 4.3 below to such Account that are attributable to the amount credited to such Account under this Section 4.1.6) shall be forfeited and entirely disregarded in determining the distributions to be made under this Plan to such Outside Director if such Outside Director fails to remain a member of the Board continuously from January 4, 1999 through January 3, 2003 for any reason (other than death or retirement). In the event of death or retirement of an Outside Director prior to January 3, 2003, no forfeiture of credits will be applied in determining the distributions to be made under the Plan.


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                  4.1.7    As of December 31, 1998, there shall be credited to
                           the Account of each person who is then a Participant in the Plan an amount equal to the value on December 31, 1998 of a number of Convergys Shares equal to the number of Broadwing Shares which are assumed to be held in such Account as of December 31, 1998 under the terms of the Plan. Except as is otherwise provided in the immediately following sentence, the entire amount credited to any Participant's Account under this Section 4.1.7 shall be assumed to be invested exclusively in Convergys Shares. Notwithstanding the immediately preceding sentence, each Participant who has an amount credited to his Account under this Section 4.1.7 may elect, at any time during the period that begins on February 1, 1999 and ends February 12, 1999 and by returning to the Committee a form approved for this purpose by the Committee, to have the entire value as of January 4, 1999 of the portion of his Account that is attributable to the amount credited under this
                           Section 4.1.7 (and the assumed investments of such portion to January 4, 1999) assumed to be invested from and after January 4, 1999 exclusively in Broadwing Shares.

         4.2 ASSUMED INVESTMENT IN CASH EQUIVALENTS. To the extent that a Participant's Account is assumed to be invested in Cash Equivalents and has not been paid, the Account shall be credited with interest, compounded quarterly at the end of each calendar quarter, equal to the average U.S. Treasury 10-year note rate for the previous calendar quarter.

         4.3 BROADWING SHARES. To the extent that a Participant's Account is assumed to be invested in Broadwing Shares and has not been paid or forfeited, as the case may be:

                  4.3.1 Whenever any cash dividends are paid with respect to Broadwing Shares, an additional amount shall be credited to the Participant's Account as of the dividend payment date. The additional amount to be credited to each account shall be determined by multiplying the per share cash dividend paid with respect to the Broadwing Shares on the dividend payment date by the number of assumed Broadwing Shares credited to the Participant's Account on the day preceding the dividend payment date. Such additional amount credited to the Account shall be assumed to be invested in additional Broadwing Shares on the day on which such dividends are paid.

                  4.3.2 If there is any change in Broadwing Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of shares assumed to be purchased for each Account shall be appropriately adjusted.

                  4.3.3 Whenever Broadwing Shares are to be valued for purposes of the Plan, the value of each Broadwing Share shall be the average of the high and low price per share as reported on the New York Stock Exchange on that date


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                           or, if no Broadwing Shares were traded on the date,
                           on the next preceding day on which Broadwing Shares were traded.

                  4.3.4 Effective on or about December 31, 1998, the Company will distribute to its shareholders one Convergys Share for each Broadwing Share owned by its shareholders on the record date for the distribution. Upon such distribution, the Account of each Outside Director shall be credited with an assumed investment in one Convergys Share for each Broadwing Share then assumed to be credited to the Account. Thereafter, each Outside Director shall have the option of either retaining such assumed investment in Convergys Shares or of converting part or all of such assumed investment into an assumed investment in additional Broadwing Shares.

         4.4 CONVERGYS SHARES. To the extent that a Participant's Account is assumed to be invested in Convergys Shares, or has credited to it an amount based on the value of the Convergys Shares as of any date, and has not yet been paid or forfeited, as the case may be:

                  4.4.1 Whenever any cash dividends are paid with respect to Convergys Shares, an additional amount shall be credited to the Participant's Account as of the dividend payment date. The additional amount to be credited to the Account shall be determined by multiplying the per share cash dividend paid with respect to the Convergys Shares on the dividend payment date by the number of assumed Convergys Shares credited to the Participant's Account on the day preceding the dividend payment date. Such additional amount credited to the Account shall be assumed to be invested in additional Convergys Shares on the day on which such dividends are paid.

                  4.4.2 If there is any change in Convergys Shares through the declaration of a stock dividend or a stock split or through a recapitalization resulting in a stock split, or a combination or a change in shares, the number of Convergys Shares assumed to be purchased for the Participant's Account shall be appropriately adjusted.

                  4.4.3 Whenever Convergys Shares are to be valued for purposes of the Plan, the value of each Convergys Share shall be the average of the high and low sale price per Convergys Share as reported on the New York Stock Exchange on that date or, if no Convergys Shares were traded on that date, on the next preceding day on which Convergys Shares were traded.

         4.5 VALUATION. As of each Valuation Date, each Participant's Account shall be adjusted to reflect all amounts credited to the Account since the preceding Valuation Date, any gains or loses in the value of the Account's assumed investments (Cash Equivalents, Broadwing Shares, and/or Convergys Shares) since the preceding Valuation Date and any payments or forfeitures occurring as of the Valuation Date.


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5.       DISTRIBUTION

         5.1 GENERAL. Except as otherwise provided in Section 5.5, no amount shall be paid with respect to a participant's Account while the Participant remains a member of the Board.

         5.2 TERMINATION OF SERVICE. A participant may elect to receive the amounts credited to the Participant's Account in up to ten annual installment payments as of or commencing as of the first business day of the calendar year following the calendar year in which the Participant ceases to be a member of the Board. If a participant fails to make such an election, the amounts credited to the Participant's Account shall be paid to the Participant in one lump sum as of the first business day of the calendar year next following the calendar year in which the Participant ceases to be a member of the Board.

                  5.2.1 The amount of each annual installment payable under this Section 5.2 shall be a fraction of the nonforfeitable amounts credited to the Participant's Account as of the installment payment date, the numerator of which is 1 and the denominator of which is equal to the total number of installments remaining to be paid (including the installment to be paid on the subject installment payment date).

                  5.2.2 Any election under this Section 5.2 must be made in writing at least six months prior to the date on which the Participant ceases to be a member of the Board.

                  5.2.3 Notwithstanding any other provision hereof to the contrary, the right to receive payments with respect to that portion of the Participant's Account which is attributable to amounts credited under Sections 4.1.3, 4.1.4, 4.1.5 and 4.1.7 (including the assumed investments of such amounts) shall be conditioned on the Participant completing at least five years of Credited Service prior to the date on which the Participant ceases to be a member of the Board. To the extent that a Participant has not satisfied such service requirement prior to the date on which the Participant ceases to be a member of the Board (other than by reason of death), the Participant shall not be entitled to receive any payment with respect to that portion of the Participant's Account which is attributable to amounts credited under Sections 4.1.3, 4.1.4, 4.1.5 and 4.1.7 (including the assumed investments of such amounts) and such portion shall be forfeited as of the date on which the Participant ceases to be a member of the Board.

         5.3 DEATH. If a Participant ceases to be a member of the Board by reason of death, or if a Participant dies after ceasing to be a member of the Board but before the amounts credited to the Participant's Account have been paid, the amounts credited to the Participant's Account shall be paid to the Participant's Beneficiary in one lump sum as of the first business day of the calendar year next following the calendar year in which the Participant's death occurs; provided,


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however, that if the Participant has elected to have the Participant's
Account distributed in installments and if the Participant dies after distribution has commenced, the remaining installments shall be paid to the Beneficiary as they become due.

         5.4 FORM OF PAYMENT. All payments under the Plan shall be made in cash.

         5.5 CHANGE IN CONTROL. If a Change in Control of the Company occurs, each Participant's Account shall be paid to him in one lump sum as of the day next following the date on which such Change in Control occurred; except that any Participant may, prior to the occurrence of any Change in Control, elect that the provisions of this Section 5.5 shall not apply to his Account (in which case the distribution of his Account shall be made solely pursuant to the other terms of the Plan and without regard to this Section 5.5). A "Change in Control" means the occurrence of any one of the following events:

                  5.5.1 A majority of the Board as of any date is not composed of Incumbent Directors. For purposes hereof, as of any date, the term "Incumbent Director" means any individual who is a director of the Company as of such date and: either (i) who was a director of the Company at the beginning of the 24 consecutive month period ending on such date; or (ii) who became a director subsequent to the beginning of such 24 consecutive month period and whose appointment, election or nomination for election was approved by a vote of at least two-thirds of the directors who were, as of the date of such vote, Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director). It is provided, however, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;

                  5.5.2 Any "person" (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the "Exchange Act") and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities eligible to vote for the election of the Board (the "Company Voting Securities"); provided, however, that the event described in this Section 5.5.2 shall not be deemed to be a Change in Control if such event results from any of the following: (i) the acquisition of any Company Voting Securities by the Company or any of its subsidiaries, (ii) the acquisition of any Company Voting Securities by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (iii) the acquisition of any Company Voting Securities by any underwriter


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                           temporarily holding securities pursuant to an
                           offering of such securities, or (iv) a Non-Qualifying Transaction (as defined in Section 5.5.3);

                  5.5.3 The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries (a "Reorganization") or sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an affiliate of the Company (a "Sale"), that in each case requires the approval of the Company's shareholders under the law of the Company's jurisdiction of organization, whether for such Reorganization or Sale (or the issuance of securities of the Company in such Reorganization or Sale), unless immediately following such Reorganization or Sale: (i) more than 60% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the entity resulting from such Reorganization or the entity which has acquired all or substantially all of the assets of the Company (in either case, the "Surviving Entity"), or (y) if applicable, the ultimate parent entity that directly or indirectly has beneficial ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the "Parent Entity"), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Reorganization or Sale, (ii) no person (other than any employee benefit plan (or related trust) sponsored or maintained by the Surviving Entity or the Parent Entity), is or becomes the beneficial owner, directly or indirectly, of 20% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (iii) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is not Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (i), (ii) and (iii) of this
                           Section 5.5.3 being deemed to be a "Non-Qualifying Transaction"); or

                  5.5.4 The shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.


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Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 20% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; PROVIDED THAT, if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur.

6.       ADMINISTRATION OF THE PLAN

         6.1 GENERAL. The general administration of the Plan and the responsibility for carrying out its provisions shall be placed in the Committee.

         6.2 EXPENSES. Expenses of administering the Plan shall be paid by the Company.

         6.3 COMPENSATION OF COMMITTEE. The members of the Committee shall not receive compensation for their services as such, and, except as required by law, no bond or other security need be required of them in such capacity in any jurisdiction.

         6.4 RULES OF PLAN. Subject to the limitations of the Plan, the Committee may, from time to time, establish rules for the administration of the Plan and the transaction of its business. The Committee may correct errors, however arising, and as far as possible, adjust any benefit payments accordingly. The determination of the Committee as to the interpretation of the provisions of the Plan or any disputed question shall be conclusive upon all interested parties.

         6.5 AGENTS AND EMPLOYEES. The Committee may authorize one or more agents to execute or deliver any instrument. The Committee may appoint or employ such agents, counsel (including counsel of any Company), auditors (including auditors of any Company), physicians, clerical help and actuaries as in the Committee's judgment may seem reasonable or necessary for the proper administration of the Plan.

         6.6 INDEMNIFICATION. The Company shall indemnify each member of the Committee for all expenses and liabilities (including reasonable attorney's fees) arising out of the administration of the Plan. The foregoing right of indemnification shall be in addition to any other rights to which the members of the Committee may be entitled as a matter of law.

7.       FUNDING OBLIGATION

         The Company shall have no obligation to fund, either by the purchase of Broadwing Shares or by any other means, its obligations to Participants hereunder. If, however, the Company does elect to allocate assets to provide for any such obligation, the assets allocated for such purpose shall be assets of the Company subject to claims against the Company, including claims of the Company's creditors, to the same extent as are other corporate assets, and the


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Participants shall have no right or claim against the assets so allocated, other than as general creditors of the Company.

8.       AMENDMENT AND TERMINATION

         The Board may amend or terminate the Plan at any time; provided that no amendment shall be made or act of termination taken which adversely affects the accrued benefits of any Participant without such Participant's consent.

9.       NON-ALIENATION OF BENEFITS

         No Participant or Beneficiary shall alienate, commute, anticipate, assign, pledge, encumber or dispose of the right to receive the payments required to be made by the Company hereunder, which payments and the right to receive them are expressly declared to be nonassignable and nontransferable.

10.      MISCELLANEOUS

         10.1 DELEGATION. The Committee may delegate to any person or committee certain of its rights and duties hereunder. Any such delegation shall be valid and binding on all persons and the person or committee to whom or which authority is delegated shall have full power to act in all matters so delegated until the authority expires by its terms or is revoked by the Committee, as the case may be.

         10.2 APPLICABLE LAW. The Plan shall be governed by applicable federal law and, to the extent not preempted by applicable federal law, the laws of the State of Ohio.

         10.3 SEPARABILITY OF PROVISIONS. If any provision of the Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

         10.4 HEADINGS. Headings used throughout the Plan are for convenience only and shall not be given legal significance.

         10.5 COUNTERPARTS. The Plan may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall constitute one and the same instrument, which shall be sufficiently evidenced by any one thereof.


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

         IN ORDER TO EFFECT THE PROVISIONS OF THIS PLAN DOCUMENT, Broadwing Inc., the sponsor of the Plan, has caused its name to be subscribed to this Plan document this 9th day of August, 2000, to be effective as of July 24, 2000.


                                       BROADWING INC.

                                       By:
                                           -------------------------------------
                                           Richard G. Ellenberger
                                           President and Chief Executive Officer


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